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                                                                Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2001 except as to the pooling of interest with Geneva Technology, Ltd which is as of June 18, 2001 relating to the financial statements and financial statement schedule of Convergys Corporation, which appears in Convergys Corporation 's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 15, 2002